Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 26, 2015, relating to the consolidated financial statements and financial statement schedule of Apollo Commercial Real Estate Finance, Inc., and the effectiveness of Apollo Commercial Real Estate Finance, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Apollo Commercial Real Estate Finance, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectuses, which is part of these Registration Statements.

1.	Registration Statement No. 333-187973 on Form S-3 pertaining to $750,000,000 Universal Shelf for the offering of Common Stock, Preferred Shares, Depositary Shares, Warrants & Rights

2.	Registration Statement No. 333-200177 on Form S-3 pertaining to Apollo Commercial Real Estate Finance, Inc.’s Direct Stock Purchase and Dividend Reinvestment Plan

3.	Registration Statement No. 331-177556 on Form S-3 in connection with offering and registering of 3,495,000 shares of its common stock

4.	Registration Statement No. 333-162246 on Form S-8 Apollo Commercial Real Estate Finance, Inc., 2009 Executive Incentive Plan.

New York, New York
February 26, 2015